UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                            -------------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                            -------------------------


Date of Report (Date of earliest event reported):  December 11, 1998
                                                   -----------------

                          NORTH AMERICAN VACCINE, INC.
                        -------------------------------
             (Exact name of registrant as specified in its charter)


          Canada                   1-10451                       98-0121241
 --------------------------- ---------------------------- ----------------------
 (State or other jurisdiction (Commission File No.)        (IRS Employer
  of incorporation)                                       Identification No.)


                  10150 Old Columbia Road
                  Columbia, Maryland            21046
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                 (Address of principal        (Zip Code)
                  executive offices)


       Registrant's telephone number, including area code: (410) 309-7100
                                                           --------------


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         (Former name or former address, if changed since last report.)

                               Page 1 of 3 pages.
                   There is no exhibit index in this document.


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ITEM 5. OTHER EVENTS.

        On December 11, 1998, the Board of Directors of North American Vaccine, Inc. (the "Company") determined that the Company's 1999 Annual Meeting of Shareholders would be held on February 23, 1999 at 275 Armand-Frappier Boulevard, Laval, Quebec, Canada. The record date for determining those shareholders entitled to vote at the annual meeting will be January 15, 1999. In addition, the following persons have been nominated to serve as directors of the Company commencing as of the date of the Company's 1999 Annual Meeting of Shareholders and will be presented to the shareholders for election at that meeting: Francesco Bellini, Randal Chase, Alain Cousineau, Jonathan Deitcher, Denis Dionne, Gervais Dionne, Neil Flanzraich, Phillip Frost, Lyle Kasprick, Francois Legault, Richard Pfenniger.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             NORTH AMERICAN VACCINE, INC.


                             By: /S/ Randal D. Chase
                                 -------------------
                                  Randal D. Chase, Ph.D.
                                   President & Chief Executive Officer


Dated:    December 11, 1998